PRICING SUPPLEMENT NO. 56 DATED                            Filed Pursuant to
MARCH 29, 2001 TO PROSPECTUS DATED                         Rule 424(b)(5)
NOVEMBER 9, 2000*, AS AMENDED BY PROSPECTUS                File No. 333-47464
SUPPLEMENT DATED DECEMBER 15, 2000

                             CMS ENERGY CORPORATION

       General Term Notes (servicemark of J.W. Korth & Company), Series F
                   Due 9 Months to 25 Years from date of issue

     Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated November 9, 2000, as amended by the Additional Agent Prospectus Supplements dated December 15, 2000.

Aggregate Principal Amount:                  $ 639,000.00
Original Issue Date (Settlement Date):       April 3, 2001
Stated Maturity Date:                        March 15, 2008
Issue Price to Public:                       100.00% of Principal Amount
Interest Rate:                               8.000% Per Annum
Interest Payment Dates:                      September 15 and March 15 and
                                             Semi-Annually Thereafter
                                             Commencing September 15, 2001

Survivor's Option:                           [ X ] Yes         [  ] No
Optional Redemption:                         [ X ] Yes         [  ] No

Initial Redemption Date:                     March 15, 2003
Redemption Price:                            Initially 101% of Principal Amount
                                             and 100% after the first
                                             anniversary of the Initial
                                             Redemption Date.

                                             Principal Amount of Notes
        Agent                                Solicited by Each Agent

First of Michigan Corporation                $ 129,000.00
Prudential Securities Incorporated           $  32,000.00
J.J.B. Hilliard, W.L. Lyons, Inc             $ 130,000.00
Raymond James & Associates, Inc              $  30,000.00
J.W. Korth & Company                         $ 318,000.00
        Total                                $ 639,000.00

                                             Per Note Sold by
                                             Agents To Public       Total

Issue Price:                                 $   1,000.00        $ 639,000.00
Agent's Discount or Commission:              $       7.00        $   4,473.00
Maximum Dealer's Discount or
  Selling Concession:                        $      16.50        $  10,543.50
Proceeds to the Company:                     $     976.50        $ 623,983.50

CUSIP Number:  12589SBJ0

     *Beginning Page 1 of the enclosed Prospectus and Prospectus Supplement for agents other than J. W. Korth & Company.